Exhibit 8.2

[FORM OF MASSACHUSETTS TAX OPINION]

                        , 2005

Boards of Trustees and Directors

Mutual Bancorp of the Berkshires, Inc.

Legacy Group, Inc.

Legacy Banks

Legacy Bancorp, Inc.

99 North Street

Pittsfield, Massachusetts 01201

Dear Board Members:

You have requested our opinion regarding certain Massachusetts income tax consequences of the conversion of Mutual Bancorp of the Berkshires, Inc. (the “Mutual Holding Company”) and its direct and indirect wholly-owned subsidiaries, Legacy Group, Inc. (the “Mid-Tier Holding Company”) and Legacy Banks (the “Bank”), from the mutual holding company structure to the stock holding company form, pursuant to the integrated transactions described below.

In connection therewith, we have examined the Mutual Bancorp of the Berkshires, Inc. Amended and Restated Plan of Conversion (“Plan”) and certain other documents of or relating to the conversion, some of which are described or referred to in the Plan and which we deemed necessary to examine in order to issue the opinions set forth below. Unless otherwise defined, all terms used herein have the meanings given to such terms in the Plan. In our examination, we have assumed the genuineness of all signatures where due execution and delivery are requirements to the effectiveness thereof, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In rendering the opinion set forth below, we have relied on the opinions of Lord, Bissell & Brook LLP related to the Federal tax consequences of the proposed conversion and reorganization (the “Federal Tax Opinion”), without undertaking to verify the same by independent investigation.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, pertinent judicial authorities, interpretative rulings of the Internal Revenue Service and such other authorities as we have considered relevant.

Additionally, the discussions and conclusions set forth below are based on Massachusetts General Law (the “MGL”), the regulations promulgated thereunder and existing administrative and judicial interpretations thereof as of the date of this letter, all of which are subject to change.

Boards of Trustees and Directors

Mutual Bancorp of the Berkshires, Inc.

Legacy Group, Inc.

Legacy Banks

Legacy Bancorp, Inc.

______________, 2005

Our opinions are not binding on the Massachusetts Department of Revenue (the “Department”) and the Department may disagree with the opinions contained herein. Although we believe our opinion will be sustained if challenged, there can be no assurances to this effect. Because the opinions expressed herein are based upon current tax law, future changes in Massachusetts tax laws, regulations, rulings or case law may affect the tax consequences relating to the Plan. However, we have no responsibility to update this opinion for events, transactions or circumstances occurring after the date of this letter.

STATEMENT OF FACTS/DESCRIPTION OF THE PROPOSED TRANSACTIONS

The Mutual Holding Company, a Massachusetts-chartered mutual holding company, the Mid-Tier Holding Company, a Massachusetts-chartered stock holding company, and the Bank, a Massachusetts-chartered stock savings bank, were created in a reorganization of a Massachusetts-chartered mutual savings bank in 1999 (the “MHC Reorganization”). In connection with the MHC Reorganization, the Mid-Tier Holding Company became the owner of 100 percent of the Bank’s issued shares of its common stock (“Bank Common Stock”). No other shares of Bank Common Stock were issued in connection with the MHC Reorganization. The Mid-Tier Company will own 100% of the outstanding Bank Common Stock immediately prior to the conversion.

Subsequently, on May 25, 2005, the Mutual Holding Company adopted the Plan, providing for the conversion of the Mutual Holding Company into the capital stock form of organization. The Plan was amended on June 15, 2005.

The Board of Trustees of the Mutual Holding Company and the Boards of Directors of the Mid-Tier Holding Company and the Bank believe that the reorganization of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank in the stock holding company form of organization pursuant to the Plan is in the best interests of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank, as well as in the best interests of the Bank’s depositors. Accordingly, the following transactions will occur in the Conversion (as defined in the Plan) pursuant to the Plan:

1.	The Mutual Holding Company will incorporate the Company, a Delaware corporation, for the purpose of holding all of the capital stock of the Bank and to facilitate the Conversion.

Boards of Trustees and Directors

Mutual Bancorp of the Berkshires, Inc.

Legacy Group, Inc.

Legacy Banks

Legacy Bancorp, Inc.

______________, 2005

2.	Subscription Rights (“Subscription Rights”) to purchase shares of the common stock of the Company (“Conversion Stock”) will be issued without payment therefore to Eligible Account Holders, Supplemental Eligible Account Holders and Tax-Qualified Employee Plans (as such persons are defined in the Plan). In addition, Subscription Rights will be issued to directors, trustees. officers and employees of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank in a fourth priority category who do not otherwise qualify as Eligible or Supplemental Eligible Account Holders.

3.	Upon the effective date (the “Effective Date”) of the Conversion, the Mid-Tier Holding Company will merge with and into the Mutual Holding Company pursuant to a plan of merger, with the Mutual Holding Company being the surviving corporation (the “Initial Merger”), and the Mutual Holding Company will merge with and into the Bank pursuant to a plan of merger, with the Bank being the surviving institution (the “MHC Merger”). As a result of the MHC Merger, (a) the shares of Bank Common Stock currently held by the Mutual Holding Company will be extinguished, and (b) the Eligible and Supplemental Eligible Account Holders will be granted interests in a liquidation account (the “Liquidation Account”) to be established by the Bank pursuant to the Plan.

4.	Upon the Effective Date, the Company will sell shares of Conversion Stock in a subscription offering (the “Subscription Offering”) in order of priority to Eligible Account Holders, Supplemental Eligible Account Holders, Tax-Qualified Benefit Plans and directors, trustees, officers and employees of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank. Any shares of Conversion Stock remaining unsold after the Subscription Offering will be sold to the public through a Community Offering (as defined in the Plan), a Syndicated Community Offering (as defined in the Plan), and/or a Public Offering (as defined in the Plan) as determined by the Board of Directors of the Company in its sole discretion. Collectively, the Subscription Offering, the Community Offering, the Syndicated Community Offering and the Public Offering are referred to herein as the Offerings.

5.	The Company will contribute to the Bank 50 percent of the net proceeds received by the Company in the Offerings (the “Contributed Offering Proceeds”) in exchange for 100 percent of the Bank Common Stock.

The Liquidation Account will be established by the Bank for the benefit of the Eligible and Supplemental Eligible Account Holders who maintain Deposit Accounts (as defined in the Plan)

Boards of Trustees and Directors

Mutual Bancorp of the Berkshires, Inc.

Legacy Group, Inc.

Legacy Banks

Legacy Bancorp, Inc.

______________, 2005

in the Bank after the Conversion. The Liquidation Account balance will initially be an amount equal to 100 percent of the Bank’s net worth as of the date of the latest statement of financial condition contained in the final prospectus utilized in the Conversion. Each Eligible and Supplemental Eligible Account Holder will have an undivided interest in the Liquidation Account balance (referred to as a “subaccount balance”). The proportionate interest of an Eligible or Supplemental Eligible Account Holder in the Liquidation Account will never increase, but will, however, decrease to reflect subsequent withdrawals from the Deposit Account of such Eligible or Supplemental Eligible Account Holders. In the sole event of a complete liquidation of the Bank after the Conversion, each Eligible and Supplemental Eligible Account Holder will be entitled to receive a liquidation distribution from the Liquidation Account in the amount of their then current interest before any liquidation distribution may be made with respect to the capital stock of the Bank.

Each Deposit Account in the Bank at the time of the consummation of the Conversion will become a Deposit Account in the Bank equivalent in withdrawable amount to the withdrawal value (as adjusted to give effect to any withdrawal made for the purchase of Conversion Stock purchased in the Offerings) and subject to the same terms and conditions (except as to liquidation rights) as such Deposit Account in the Bank had immediately preceding consummation of the Conversion.

LORD, BISSELL & BROOKS LLP FEDERAL OPINION

Lord, Bissell & Brooks LLP has provided an opinion that addresses the material federal income tax consequences of the Conversion. The opinion, which relies upon standard factual representations given by Legacy Banks, concluded, as follows:

1.	The Initial Merger will constitute a tax-free reorganization within the meaning of Section 368(a) (1) (A) of the Code. (Section 368(a) (1) (A) of the Code.)

2.	Neither the Mid-Tier Holding Company nor the Mutual Holding Company will recognize any gain or loss as a result of the Initial Merger. (Section 361 of the Code). The Mid-Tier Holding Company and the Mutual Holding Company will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code.

Boards of Trustees and Directors

Mutual Bancorp of the Berkshires, Inc.

Legacy Group, Inc.

Legacy Banks

Legacy Bancorp, Inc.

______________, 2005

3.	The basis of the assets of the Mid-Tier Holding Company to be received by the Mutual Holding Company will be the same as the basis of such assets in the hands of the Mid-Tier Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

4.	The holding period of the assets of the Mid-Tier Holding Company to be received by the Mutual Holding Company will include the holding period of those assets in the hands of the Mid- Tier Holding Company. (Section 1223(2) of the Code.)

5.	No gain or loss will be recognized by the Eligible or Supplemental Eligible Account Holders as a result of the Initial Merger. (Section 354(a) of the Code.)

6.	The MHC Merger will constitute a tax-free reorganization within the meaning of Section 368(a) (1) (A) of the Code. (Section 368(a) (1) (A) of the Code.)

7.	The exchange, as a result of the MHC Merger, of the equity interests of the Eligible Account Holders in the Mutual Holding Company for interests in the Liquidation Account established by the Bank in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54).

8.	The Mutual Holding Company will not recognize any gain or loss as a result of the MHC Merger or on the transfer of the Mutual Holding Company’s assets to the Bank in exchange for an interest in the Liquidation Account established in the Bank for the benefit of the Eligible Account Holders who remain depositors of the Bank. (Section 361 of the Code.)

9.	No gain or loss will be recognized by the Bank as a result of the MHC Merger or upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the transfer to the Eligible Account Holders of an interest in the Liquidation Account. (Section 1032(a) of the Code.)

10.	The basis of the assets of the Mutual Holding Company to be received by the Bank will be the same as the basis of such assets in the hands of the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

Boards of Trustees and Directors

Mutual Bancorp of the Berkshires, Inc.

Legacy Group, Inc.

Legacy Banks

Legacy Bancorp, Inc.

______________, 2005

11.	The holding period of the assets of the Mutual Holding Company to be received by the Bank will include the holding period of those assets in the hands of the Mutual Holding Company. (Section 1223(2) of the Code.)

12.	The Eligible and Supplemental Eligible Account Holders will recognize no gain or loss as a result of the MHC Merger or upon the receipt of interests in the Liquidation Account in the Bank in exchange for their liquidation interests in the Mutual Holding Company. (Section 354(a) of the Code.)

13.	The Company will recognize no gain or loss upon the receipt of cash in the Offerings in exchange for shares of Conversion Stock. (Section 1032 of the Code.)

14.	The Company will recognize no gain or loss upon the transfer of the Contributed Offering Proceeds to the Bank in exchange for common stock of the Bank. (Section 351(a) of the Code.)

15.	The Bank will recognize no gain or loss upon the receipt of the Contributed Offering Proceeds from the Company in exchange for common stock of the Bank. (Section 1032 of the Code.)

16.	No gain or loss will be recognized by the Company, or by the Eligible or Supplemental Eligible Account Holders and other persons described in the Plan who will receive Subscription Rights, as a result of the distribution to the Eligible and Supplemental Eligible Account Holders and such other persons of Subscription Rights relating to Conversion Stock. Eligible and Supplemental Eligible Account Holders and other recipients of Subscription Rights will not recognize gain or loss as a result of the exercise of such Subscription Rights to purchase shares of Conversion Stock, provided that the amount to be paid for the Conversion Stock is equal to the fair market value of the Company Common Stock. The basis of the Conversion Stock to the Company’s stockholders will be the purchase price thereof plus the basis, if any, of the Subscription Rights (which, as described below, we have assumed is zero).

Boards of Trustees and Directors

Mutual Bancorp of the Berkshires, Inc.

Legacy Group, Inc.

Legacy Banks

Legacy Bancorp, Inc.

______________, 2005

DISCUSSION RELATED TO MASSACHUSETTS EXCISE TAX CONSEQUENCES

The Bank and the Company are subject to the Massachusetts financial institution excise tax under MGL chapter 63, Sections 1, 2, 2A and 7.

MGL c. 63 §2 provides that “[e]very financial institution engaged in business in the commonwealth shall pay, on account of each taxable year, an excise measured by its net income determined to be taxable under Section two A” MGL c. 63, §1 defines “net income” for the purposes of Section 2 as “gross income, other than ninety-five percent of dividends received in any taxable year beginning on or after January first, nineteen hundred and ninety-nine from or on account of the ownership of any class of stock if the financial institution owns fifteen percent or more of the voting stock of the institution paying the dividend, less the deductions, but not the credits allowable under the provisions of the Internal Revenue Code, as amended and in effect for the taxable year. The term ‘dividends received’ shall be treated in the same manner as under the Code, as amended and in effect for the taxable year. For purposes of this section, any dividend received from a real estate investment trust, as provided in sections 856 to 859, inclusive, of the Code, for the taxable year of the trust in which the dividend is paid, shall not be treated as a dividend. For taxable years beginning on or after January first, nineteen hundred and ninety-nine, the provisions of section two hundred and ninety-one of said Code shall not apply; and the provisions of section one hundred and seventy-one (a)(2) and two hundred and sixty-five of said Code shall only apply to the extent that the income to which the deductions relate is excludable from gross income.”

MGL c. 63 §1 provides the term “financial institution” includes “any bank, banking association, trust company, federal or state savings and loan association whether of issue or not, existing by authority of the United States, or any state, or a foreign country or any law of the Commonwealth.” The term “financial institution” also includes a bank holding company and any subsidiary corporation or corporate trust which participates with it in the filing of a consolidated federal tax return and certain corporations subject to supervision by the Massachusetts division of banks or any corporation in substantial competition with financial institutions that derives more than 50 percent of its gross income, excluding non-recurring, extraordinary items, from loan origination, lending or a credit card activities. Financial institutions are subject to the tax rates at MGL c. 63, §2.

Boards of Trustees and Directors

Mutual Bancorp of the Berkshires, Inc.

Legacy Group, Inc.

Legacy Banks

Legacy Bancorp, Inc.

______________, 2005

The Mid-Tier Holding Company and the Mutual Holding Company are subject to the Massachusetts excise tax on security corporations pursuant to MGL c.63, §38B. (b).

MGL c.63, §38B. (b) provides that “[e]very financial institution, domestic business corporation or foreign corporation which is engaged exclusively in buying, selling, dealing in, or holding securities on its own behalf and not as a broker, except securities of a DISC, and is a bank holding company under the Internal Revenue Code, as amended and in effect for the taxable year, and which either applies to the commissioner to be classified as a security corporation before the end of the taxable year and is so classified, or has been so classified by the commissioner for a prior taxable year and such classification has not been revoked before the end of the taxable year, shall pay, on account of such taxable year, an excise equal to thirty-three one hundredths percent of the gross income, as defined in section thirty, received by such corporation during the taxable year or four hundred and fifty-six dollars, whichever is greater.

Accordingly, based upon the facts and representations stated herein and the existing law, it is the opinion of Wolf & Company, P.C. regarding the Massachusetts excise tax effect of the planned Conversion that:

1.	No gain or loss shall be recognized by the Bank or the Company on the receipt by the Bank of the Contributed Offering Proceeds from the Company in exchange for common stock of the Bank or by the Company upon the receipt of cash in the Offerings in exchange for shares of Conversion Stock (Massachusetts Letter Rulings 83-61 and 84-11, Section 1032(a) of the Code).

2.	Provided that the amount to be paid for the Conversion Stock pursuant to the Subscription Rights is equal to the fair market value of the Company Common Stock, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders, and other persons described in the Plan who will receive Subscription Rights upon the distribution to them of the Subscription Rights to purchase shares of Conversion stock. (Section 354(a) and Massachusetts Letter Rulings 83-61 and 84-11). Nor will they realize any taxable gain or loss as a result of the exercise of the Subscription Rights (Massachusetts Letter Rulings 83-61 and 84-11).

3.

The basis of the Company Common Stock to its stockholders will be the purchase price thereof plus the fair market value, if any, of the Subscription Rights (Section 1012 of the Code and Massachusetts Letter Rulings 84-11 and 83-61). Accordingly, assuming the

Boards of Trustees and Directors

Mutual Bancorp of the Berkshires, Inc.

Legacy Group, Inc.

Legacy Banks

Legacy Bancorp, Inc.

______________, 2005

Subscription Rights have no value, the basis of the Company Common Stock will be the amount paid therefore. The holding period of the Company Common Stock purchased pursuant to the exercise of Subscription Rights shall commence on the date on which the right to acquire such stock was exercised (Section 1223(6) of the Code and Massachusetts Letter Ruling 84-11 and 83-61).

4.	For purposes of Massachusetts General Laws, chapter 63, sections 1 and 2, no gross income, gain or loss will be recognized by the Bank or the Company as a result of the transactions contemplated by the Plan.

5.	For purposes of Massachusetts General Laws, chapter 63, section 38B, no gross income, gain or loss will be recognized by the Mutual Holding Company or the Mid-Tier Holding Company as a result of the transactions contemplated by the Plan.

Our opinion under paragraph (2) above is predicated on the representation that no person shall receive any payment, whether in money or property, in lieu of the issuance of Subscription Rights. Our opinion under paragraphs (2) and (3) above assumes that the Subscription Rights to purchase shares of Common Stock have a fair market value of zero. We understand that you have received an opinion from Keller & Company, Inc. that the Subscription Rights have no value. We express no view regarding the valuation of the Subscription Rights.

If the Subscription Rights are subsequently found to have a fair market value, income may be recognized by various recipients of the Subscription Rights (in certain cases, whether or not the rights are exercised) and the Mutual Holding Company, the Mid-Tier Holding Company and/or the Bank may be taxable on the distribution of the Subscription Rights.

CONCLUSION

The opinions contained herein are rendered only with respect to the specific matters discussed herein and we express no opinion with respect to any other legal, Federal, state, or local tax aspect of these transactions. This opinion is not binding upon any tax authority including the Massachusetts Department of Revenue or any court and no assurance can be given that a position contrary to that expressed herein will not be asserted by a tax authority.

Boards of Trustees and Directors

Mutual Bancorp of the Berkshires, Inc.

Legacy Group, Inc.

Legacy Banks

Legacy Bancorp, Inc.

______________, 2005

In rendering our opinions we are relying upon the relevant provisions of the Internal Revenue Code of 1986, as amended, Massachusetts General Laws and the regulations, judicial and administrative interpretations thereof, all as of the date of this letter.

However, all of the foregoing authorities are subject to change or modification which can be retroactive in effect and, therefore, could also affect our opinions. We undertake no responsibility to update our opinions for any subsequent change or modification.

We hereby consent to the filing of the opinion as an exhibit to the Application filed with the Division and to the Company’s Registration Statement on Form S-l as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Application and S-l under the captions “Tax Aspects of the Conversion” and “Legal Opinions.”

Very truly yours,

Wolf & Company, P.C.